Contact: Susan B. Railey
         (301) 468-3120
         Sharon Bramell                     FOR IMMEDIATE RELEASE
         (301) 231-0351



                      AIM 86 DECLARES MONTHLY DISTRIBUTION
                        FOR DECEMBER OF ONE CENT PER UNIT

                Total for the Fourth Quarter is 42 Cents Per Unit


                                -----------------


     ROCKVILLE, MD, December 19, 2003 -- (AMEX/AIJ) The general partner of American Insured Mortgage Investors L.P. - Series 86 (AIM 86) today declared the monthly distribution for December 2003 in the amount of one cent per unit regular cash flow. Holders of record on December 31, 2003 will receive this amount as part of the fourth quarter distribution which will be paid on February 2, 2004.


     Record dates for the AIM 86 distributions occur at the end of each month. Distributions are paid approximately one month after the end of each calendar quarter and include the three amounts declared during the quarter. The total distribution of 42 cents per unit for the fourth quarter of 2003 includes one cent per unit regular cash flow for the months of October, November and December, plus 39 cents per unit mortgage proceeds for the month of November.


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